      As filed with the Securities and Exchange Commission on May 20, 2002

                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                RADIAN GROUP INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                                         23-2691170
(State or other jurisdiction of                         (I.R.S. Employer
     Identification No.)                          incorporation or organization)

  1601 Market Street, Philadelphia, PA                        19103
(Address of principal executive offices)                    (Zip Code)


            ENHANCE FINANCIAL SERVICES GROUP INC. 401(k) SAVINGS PLAN
                            (Full title of the plan)

                             HOWARD S. YARUSS, ESQ.
             Executive Vice President, Secretary and General Counsel
                                Radian Group Inc.
                               1601 Market Street
                             Philadelphia, PA 19103
                     (Name and address of agent for service)

                                 (215) 564-6600
          (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

                                                          Proposed maximum          Proposed maximum
    Title of securities           Amount to be             offering price               aggregate             Amount of
     to be registered              registered                per share               offering price        registration fee
Common Stock, par value
$.001 per share                    80,000 (1)                $53.57 (2)              $4,285,600 (2)         $395.00 (2)

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Act"), this registration statement also covers such indeterminate number of additional shares as may become issuable under the Enhance Financial Services Group Inc. 401(k) Savings Plan (the "Plan") in connection with stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Act, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Estimated pursuant to Rule 457(h)(1) under the Act solely for the purpose of calculating the registration fee. The price is based on the average of the highest and lowest sales prices for the Registrant's common stock as reported on the New York Stock Exchange on May 14, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, as filed by the Registrant with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof by the Registrant and by the Plan:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                  (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002.

                  (c) The description of the common stock of the Registrant that is contained in its Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 24, 1992, under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article Eighth of the Registrant's Second Amended and Restated Certificate of Incorporation provides that the personal liability of directors of the Registrant is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

         Under Section 145 of DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision.
Article VII of the Registrant's Amended and Restated Bylaws provides that the

Registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer or other authorized representative of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article VII further permits the Registrant to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the DGCL, and the Registrant does maintain such insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The exhibits filed as part of this Registration Statement are as follows:

Exhibit
Number                              Exhibit
-------                            ---------
4.1      Second Amended and Restated Certificate of Incorporation of the
         Registrant. (1) (Exhibit 3.1)

4.2 Amendment to Second Amended and Restated Certificate of Incorporation of the Registrant. (1) (Exhibit 3.2)

4.3      Amended and Restated By-laws of the Registrant. (2) (Exhibit 3.3)

4.4      Specimen certificate for Common Stock. (3) (Exhibit 4.1)

4.5      Standstill and Voting Agreement dated October 27, 1992 between the
         Registrant and Reliance Group Holdings, Inc. (1) (Exhibit 4.4)

4.6      Amended and Restated Shareholder Rights Agreement. (2) (Exhibit 4.4)

4.7      Enhance Financial Services Group Inc. 401(k) Savings Plan (4) (Exhibit
         10.1)

5.1      Opinion of Howard S. Yaruss, Executive Vice President, Secretary and
         General Counsel of the Registrant, as to the legality of the securities being registered.

5.2      Opinion Letter from Internal Revenue Service to MFS Retirement Services
         Inc., dated April 23, 2002.

23.1     Consent of Deloitte & Touche LLP.

23.2     Consent of Howard S. Yaruss, Executive Vice President, Secretary and
         General Counsel of the Registrant (included in Exhibit 5.1).

23       Power of Attorney (included in signature pages hereto).

----------------------

(1) Incorporated by reference to the exhibit identified in parentheses, filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

(2) Incorporated by reference to the exhibit identified in parentheses, filed as an Exhibit to the Registrant's Registration Statement on Form S-4 filed May 6, 1999 (File No. 333-77957).

(3) Incorporated by reference to the exhibit identified in parentheses, filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

(4) Incorporated by reference to the exhibit identified in parentheses, filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002.


ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 17th day of May, 2002.


                                      RADIAN GROUP INC.


                                      By: /s/ Frank P. Filipps
                                          -------------------------------------
                                              Frank P. Filipps
                                              Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 17, 2002 by the following persons in the capacities indicated.

         Each person, in so signing, also hereby makes, constitutes and appoints Frank P. Filipps and Howard S. Yaruss, and each of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the Registrant's registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), relating to the Enhance Financial Services Group Inc. 401(k) Savings Plan, including, without limiting the generality of the foregoing, to sign the registration statement, including any and all stickers and post-effective amendments to the registration statement, and to sign any and all additional registration statements that are filed pursuant to General Instruction E to Form S-8 or Rule 462(b) under the Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute(s), may lawfully do or cause to be done by virtue hereof.

/s/ Frank P. Filipps     Chief Executive Officer, Chairman of the Board
----------------------   and Director
Frank P. Filipps

/s/ Roy J. Kasmar        President, Chief Operating Officer and Director
----------------------
Roy J. Kasmar

/s/ C. Robert Quint      Executive Vice President and Chief Financial Officer
----------------------
C. Robert Quint

/s/ Howard S. Yaruss     Executive Vice President, Secretary and General Counsel
----------------------
Howard S. Yaruss

/s/ John J. Calamari     Controller
----------------------
John J. Calamari

/s/ Herbert Wender             Lead Director
------------------------
Herbert Wender


/s/ David C. Carney            Director
------------------------
David C. Carney


/s/ Stephen T. Hopkins         Director
------------------------
Stephen T. Hopkins


/s/ James W. Jennings          Director
------------------------
James W. Jennings


/s/ Anthony W. Schweiger       Director
------------------------
Anthony W. Schweiger

         Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the Plan has duly caused this registration statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the city of Philadelphia, Commonwealth of Pennsylvania, on May 17, 2002.


                               ENHANCE FINANCIAL SERVICES GROUP INC.
                               401(k) SAVINGS PLAN

                                        By: RADIAN REINSURANCE INC. and RADIAN
                                        ASSET ASSURANCE INC.,

                                        as Plan Administrator


                                                 By:  /s/ C. Robert Quint
                                                      --------------------------
                                                         C. Robert Quint
                                                         Chief Financial Officer

                                INDEX TO EXHIBITS

Exhibit
Number                                      Exhibit
4.1      Second Amended and Restated Certificate of Incorporation of the
         Registrant. (1) (Exhibit 3.1)

4.2 Amendment to Second Amended and Restated Certificate of Incorporation of the Registrant. (1) (Exhibit 3.2)

4.3      Amended and Restated By-laws of the Registrant. (2) (Exhibit 3.3)

4.4      Specimen certificate for Common Stock. (3) (Exhibit 4.1)

4.5      Standstill and Voting Agreement dated October 27, 1992 between the
         Registrant and Reliance Group Holdings, Inc. (1) (Exhibit 4.4)

4.6      Amended and Restated Shareholder Rights Agreement. (2) (Exhibit 4.4)

4.7      Enhance Financial Services Group Inc. 401(k) Savings Plan. (4) (Exhibit
         10.1)

5.1      Opinion of Howard S. Yaruss, Executive Vice President, Secretary and
         General counsel of the Registrant, as to the legality of the securities being registered.

5.2      Opinion Letter from Internal Revenue Service to MFS Retirement Services
         Inc. dated April 23, 2002.

23.1     Consent of Deloitte & Touche LLP.

23.2     Consent of Howard S. Yaruss, Executive Vice President, Secretary and
         General Counsel of the Registrant (included in Exhibit 5.1).

24       Power of Attorney (included in signature pages hereto).

----------------------
(1) Incorporated by reference to the exhibit identified in parentheses, filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

(2) Incorporated by reference to the exhibit identified in parentheses, filed as an Exhibit to the Registrant's Registration Statement on Form S-4 filed May 6, 1999 (File No. 333-77957).

(3) Incorporated by reference to the exhibit identified in parentheses, filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

(4) Incorporated by reference to the exhibit identified in parentheses, filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002.